UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 11, 2008
(February 11, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02     Results of Operations and Financial Condition.

On February 11, 2008, PNM Resources, Inc. (the “Company”) issued a press release announcing its preliminary unaudited results of operations for the three and twelve months ended December 31, 2007.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time may include certain non-Generally Accepted Accounting Principles ("GAAP") financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and return on rate base (“regulated return”).  The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees.  Regulated return is used to evaluate the operations of each of its regulated business segments, and the Company believes the rate base to be a measure that is required the New Mexico Public Regulation Commission and the Public Utility Commission of Texas.  Regulated return measures the regulated earnings contribution of a business segment as a percentage of the portion of its rate base deemed financed by common equity.  This return is calculated by dividing ongoing earnings for the regulated portion of the business segment, as adjusted, by the common equity portion of its estimated rate base, based on a defined capital structure.  Non-GAAP financial measures utilized by the Company exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. The Company’s management believes that these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company’s operations.  Management also believes that the presentation of the non-GAAP financial measures is largely consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures with respect to prior periods.

As previously announced, on January 12, 2008, an agreement to sell the gas operations of the Company was signed.  The gas operations are classified as discontinued operations under GAAP.  The sale is subject to approval by the New Mexico Public Regulation Commission.  Pending regulatory approval, management must continue to actively manage the gas operations to fulfill its obligations to its regulated customers.  Therefore, management has determined to include discontinued operations in ongoing earnings to reflect these obligations.

The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number                                 Description

99.1
Press Release dated February 11, 2008, and PNM Resources, Inc. and Subsidiaries Preliminary Unaudited Condensed Consolidated Statements of Earnings for the three and twelve months ended December 31, 2007 and 2006, and other preliminary financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: February 11, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)